UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2016

NUKKLEUS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-192647	38-3912845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

525 Washington Blvd.

Jersey City, New Jersey 07310

(Address of principal executive offices) (zip code)

212-720-7200

(Registrant's telephone number, including area code)

Copies to:

Stephen M. Fleming, Esq.

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Agreements of Certain Officers.

On August 1, 2016, the size of the Board of Directors of Nukkleus Inc. (the “Company”) was increased from one to six and Craig Marshak, Jacob Lahav, Markos A. Kashiouris, Efstathios Christophi and Petros G. Economides were appointed as directors of the Company.

Except as set forth below, there is no understanding or arrangement between Messrs. Marshak, Lahav, Kashiouris, Christophi and Economides and any other person pursuant to which Messrs. Marshak, Lahav, Kashiouris, Christophi and Economides were selected as a directors of the Company.  Messrs. Marshak, Lahav, Kashiouris, Christophi and Economides do not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.  Except as set forth below, since January 1, 2015, Messrs. Marshak, Lahav, Kashiouris, Christophi and Economides have not had a direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant exceeding $120,000.  On August 1, 2016, Messrs. Marshak, Lahav, Kashiouris, Christophi and Economides entered into letter agreements with the Company pursuant to which they were each appointed as directors of the Company in consideration of an annual fee of $20,000. The annual fees will be deferred for one (1) year until August 1, 2017.

As previously reported by the Company on Form 8-K Current Report filed with the Securities Exchange Commission on June 3, 2016, Messrs. Kashiouris, Christophi and Economides were appointed as directors of the Company as required pursuant to the terms of that certain Stock Purchase Agreement (the "SPA") previously entered into between the Company and IBIH Limited ("IBIH") and the IBIH shareholders on May 27, 2016.

In addition, on May 23, 2016, the Company engaged Bentley Associates L.P. ("Bentley") to act as the Company's exclusive financial advisor (the "Bentley Engagement") in connection with the transaction related to the SPA in consideration of a transaction fee equal to approximately $600,000 in cash and stock of the Company (the "Transaction Fee"). As part of the Bentley Engagement, Mr. Marshak acted as a sub-advisor to Bentley and is entitled to a portion of the Transaction Fee. The Company has not paid any fees as of the date hereof in connection with the Bentley Engagement.

Craig Marshak has over twenty years of experience in financial services.  From 2010 to 2014, he was a founding partner of Israel Venture Partners, and a Managing Director at Cross Point Capital Advisors. From 2007 to 2010, Mr. Marshak headed the London office of Trafalgar Capital, a $200 million mezzanine capital fund headquartered in Luxemburg. Prior to that, he was a managing director and co-head of Nomura merchant banking technology growth fund. Prior to that, he was a managing director at Robertson Stephens. Prior to that, he was an executive at Wertheim Schroder and its affiliates in New York and London.  He commenced his Wall Street career at Morgan Stanley.  He received his bachelor’s degree from Duke University, and a JD from Harvard Law School.

Jack Lahav, has served as a director of Perma-Fix Environmental Services, Inc. since September 2001 and is a private investor and entrepreneur, specializing in launching and growing sophisticated technological businesses. Mr. Lahav is a philanthropist, devoting much of his time to charitable activities, serving as President as well as Board member of several charities. Mr. Lahav currently serves as Chairman of several companies, among them Docsera, a company that develops fast digitations capability for the education market; Buzzilla, an Israeli company that delivers the conversation on the internet a client seeks to follow about its organization or company; and Phoenix Audio Technologies, a company that provides better audio communication solutions for Voice over Internet Protocol (“VoIP”) and other internet applications. Previously, Mr. Lahav founded Remarkable Products Inc. and served as its President from 1980 to 1993. Mr. Lahav co-founded Lamar Signal Processing, Inc., a digital signal processing company, and was President of Advanced Technologies, Inc., a robotics company that was acquired by a leading U.S manufacturing company. Mr. Lahav served as a director of Vocaltec Communications, Ltd., the company that pioneered VoIP, and helped complete its initial public offering on NASDAQ. From 2001 to 2004, Mr. Lahav served as Chairman of Quigo Technologies, Inc., a search-engine company acquired by AOL in December 2007.

Markos A. Kashiouris has served as the Chief Executive Officer of IronFX Global Limited ("IronFX") since March 2014, has served as the Chairman of the Board of Directors of IronFX since 2013 and has served as a director of IronFX since cofounding IronFX in January 2010. During his career, Mr. Kashiouris has founded and developed successful businesses spanning real estate, financial services and international franchising / brokerage. Mr. Kashiouris founded Terra Capital, an investment firm primarily focused on real estate, in 2000. Mr. Kashiouris owns a specialized housing portfolio in London, catering specifically to the U.K. public sector. He is a Fellow of the Institute of Chartered Accountants in England and Wales (FCA), a Member of the Chartered Institute of Marketing (MCIM), a Fellow of the Chartered Institute of Securities and Investment (FCSI) and a Member of the Chartered Institute of Securities and Investment (MCSI). Mr. Kashiouris is also a FSA-registered Securities Representative (Level 3). He worked for JP Morgan Chase and Commerzbank Securities in London where he was top-rated in the 2001 and 2002 Extel Surveys. Mr. Kashiouris holds a Bachelors Degree in Econometrics from the University of Manchester and a Masters Degree in Strategic Marketing Management from UMIST.

Efstathios Christophi has served as the Chief Financial Officer of IronFX since 2012 and as the Executive Director of IronFX since March 2016. Prior to joining IronFX, Mr. Christophi was an Associate Director, Global Investment Banking and Markets at HSBC in London from September 2011 through October 2012. He was the Chief Financial Officer and a member of the investment committee at Dafolia Management from August 2010 through September 2011 and previously served in another role at HSBC from July 2007 through July 2010. Mr. Christophi also worked as an internal auditor at EFG Eurobank and as an external auditor at Andersen Worldwide and Pannell Kerr Foster. He is a Member of the Institute of Chartered Accountants in Wales (ACA) and the Association of Certified Fraud Examiners (CFE). He holds a Bachelors Degree in Accounting and Financial Management from the University of Essex and an MBA from the Kellogg School of Management at Northwestern University.

Petros G. Economides has served as a non-Executive Director of IronFX since he cofounded IronFX in January 2010.  Mr. Economides is currently the Chairman of P.G. Economides & Co. Ltd. (founded in 1972) which provides accounting and audit services.  He also serves as a member of the board of directors of a number of major international private companies.  Mr. Economides is a Fellow Member of the Association of Chartered Institute of Certified Accountants (FCCA) and a Member of the Institute of Certified Public Accountants of Cyprus (ICPAC), a Member of the Chartered Institute of Securities and Investment (MCSI), Member of the International Tax Planning Association (ITPA), a Member of the World Council and the International Committee of the Society of Trust and Estate Practitioners (STEP), as well as the Honorary Founder and past Chairman of STEP Cyprus, in addition to being a member of in various other international professional consulting organizations.  Mr. Economides is also the Consul of Cape Verde in Cyprus.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a meeting of the Board of Directors (the “Board”) of the Company held on July 29, 2016, the Board approved and adopted effective as of such date amendments (the “Amendment”) to the Bylaws of the Company (the “Bylaws”) to (i) reflect the change in address of the Company’s principal executive offices (Article I, Section 1), (ii) provide that the Board may be fix the date and time of the annual meeting of the stockholders of the Company (Article III, Section 2), (iii) reflect that a quorum shall be one-third of the outstanding shares of the Company entitled to vote at a meeting of stockholders (Article III, Section 5), (iv) provide that the number of directors may be increased or decreased by action of the stockholders or of the directors of the Company (Article IV, Section 1), (v) provide that a a majority of the directors of the Company may call a special meeting of the Board (Article IV, Section 3), (vi) reflect that the Board has the authority to fix the compensation of the Board members (Article IV, Section 7), (vii) provide that the officers of the corporation will consist of a President and a Secretary, and, subject to the discretion of the Board, a Treasurer, a Chairman of the Board, a Vice-Chairman of the Board, an Executive Vice- President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such title as the Board designates; that no officer other than the Chairman or Vice-Chairman of the Board, if any, need be a director; and that any number of offices may be held by the same person, as the directors may determine (Article V, Section 1), (viii) reflect that each officer will be chosen for a term that will continue until the meeting of the Board following the next annual meeting of stockholders and until a successor has been chosen and qualified (Article V, Section 2), (ix) provide that all officers will have the authority to perform such duties in the management and operation of the Company as prescribed in the resolutions of the Board designating and choosing such officers and prescribing their authority and duties, and will have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith; that the Secretary or an Assistant Secretary will record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and will exercise such additional authority and perform such additional duties as the Board assigns to an officer; that any officer may be removed, with or without cause, by the Board; and any vacancy in any office may be filled by the Board (Article V, Section 3), (x) reflect that the Company's fiscal year will begin as determined by the Board (Article IX, Section 2) and (xi) reflect that the Bylaws may be adopted or repealed at any time by the unanimous written consent of the Board (Article XI, Section 1).

Item 9.01     Financial Statements and Exhibits

Exhibit No.	Description

3.2	Amended and Restated By-laws of Nukkleus Inc.

10.1	Director Agreement by and between Nukkleus Inc. and Craig Marshak dated August 1, 2016

10.2	Director Agreement by and between Nukkleus Inc. and Jacob Lahav dated August 1, 2016

10.3	Director Agreement by and between Nukkleus Inc. and Markos A. Kashiouris dated August 1, 2016

10.4	Director Agreement by and between Nukkleus Inc. and Efstathios Christophi dated August 1, 2016

10.5	Director Agreement by and between Nukkleus Inc. and Petros G. Economides dated August 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUKKLEUS INC.

August 9, 2016	By:	/s/ Emil Assentato
Name: Emil Assentato
Title: President and Chief Executive Officer